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                                                                     Exhibit (i)

                           Drinker Biddle & Reath LLP
                                One Logan Square
                             18th and Cherry Streets
                           Philadelphia, PA 19103-6996
                            Telephone: (215) 988-2700
                               Fax: (215) 988-2757

May 15, 2003

Northern Institutional Funds
50 South LaSalle Street
Chicago, IL 60675

Re: Registration Statement on Form N-1A/Issuance of Shares

Ladies and Gentlemen:

     We have acted as counsel to Northern Institutional Funds, a Delaware statutory trust (the "Trust") organized under an Agreement and Declaration of Trust dated July 1, 1997 (the "Declaration of Trust"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form N-1A (File Nos. 2-80543 and 811-3605) (the "Registration Statement"), of: (a) three separate classes of shares of beneficial interest (known as Class A Shares, Class C Shares and Class D Shares) in each of the following sixteen series, or portfolios, of the Trust - U.S. Government Securities Portfolio, Short-Intermediate Bond Portfolio, Intermediate Bond Portfolio, U.S. Treasury Index Portfolio, Bond Portfolio, International Bond Portfolio, Balanced Portfolio, Equity Index Portfolio, Diversified Growth Portfolio, Focused Growth Portfolio, Mid Cap Growth Portfolio, Small Company Index Portfolio, Small Company Growth Portfolio, International Equity Index Portfolio, International Growth Portfolio and Core Bond Portfolio; and (b) three separate classes of shares of beneficial interest (known as Shares, Service Shares and Premier Shares) in each of the following six series, or portfolios, of the Trust - Government Select Portfolio, Government Portfolio, Diversified Assets Portfolio, Tax-Exempt Portfolio, Municipal Portfolio and Prime Obligations Portfolio. Shares of each of the aforesaid classes of shares of beneficial interest are referred to hereinafter as "Shares." The Trust is authorized to issue an unlimited number of Shares in each of the aforesaid classes and series.

     We have reviewed the Registration Statement and the Trust's Declaration of Trust, as amended, its by-laws and certain resolutions adopted by its Trustees, and have considered such other legal and factual matters as we have deemed appropriate.

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Northern Institutional Funds
May 15, 2003
Page 2

     This opinion is based exclusively on the Delaware Statutory Trust Act and the federal law of the United States of America.

     Based on the foregoing, we are of the opinion that the Shares registered under the Registration Statement will be, when issued against payment therefor as described therein, legally issued, fully paid and non-assessable by the Trust, and that, under Delaware law, the holders of the Shares will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware (except that we express no opinion as to such holders who are also Trustees of the Trust). Pursuant to Section 2 of Article VIII of the Declaration of Trust, the Trustees have the power to cause shareholders, or shareholders of a particular series or class of Shares, to pay certain custodian, transfer, servicing or similar agent charges by setting off the same against declared but unpaid dividends or by reducing Share ownership (or by both means).

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as part of Post-Effective Amendment No. 52 to the Trust's Registration Statement on Form N-1A. Except as provided in this paragraph, the opinion set forth above is expressed solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied upon by, or filed with, any other person or entity or for any other purpose without our prior written consent.

                                              Very truly yours,


                                              /s/ DRINKER BIDDLE & REATH LLP
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                                              DRINKER BIDDLE & REATH LLP